Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Company Name/Ownership	State/Jurisdiction
Capital Bank, NA	U.S.A.
Superior Financial Services, Inc.	Tennessee
GCB Acceptance Corporation	Tennessee
Fairway Title Company	Tennessee
GB Holdings, LLC	Tennessee
TIBFL Statutory Trust I	Connecticut
TIBFL Statutory Trust II	Connecticut
TIBFL Statutory Trust III	Delaware
Naples Capital Advisors Inc.	Registered Investment Advisor
Capital Bank Investment Services Inc.	North Carolina
Capital Bank Statutory Trust I	Delaware
Capital Bank Statutory Trust II	Delaware
Capital Bank Statutory Trust III	Delaware
CB Trustee, LLC	North Carolina
Greene County Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
GreenBank Capital Trust I	Delaware
Civitas Statutory Trust I	Delaware
Cumberland Capital Statutory Trust II	Connecticut
Southern Community Financial Corp. II	Delaware
Southern Community Capital Trust III	Delaware
Superior Financial Services, Inc.	Tennessee
GCB Acceptance Corporation	Tennessee
Fairway Title Company	Tennessee
GB Holdings, LLC	Tennessee